1 FIRST AMENDMENT TO LEASE THIS FIRST AMENDMENT TO LEASE (this First Amendment ) is dated as of September __, 2023 (the Effective Date , by and between ARE-SD REGION NO. 72, LLC, a Delaware limited liability Landlord ARROWHEAD PHARMACEUTICALS, INC., a Delaware corporation ( Tenant ). RECITALS A. Landlord and Tenant are parties to that certain Lease Agreement dated as of November 19, 2021 (as amended, the Lease ). Pursuant to the Lease, Tenant leases that certain building having an address of 10102 Hoyt Park Drive, San Diego, California, containing approximately 144,113 rentable square feet (the Premises ). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease. B. Landlord and Tenant desire to amend the Lease to, among other things, to increase the amount of the Allowance available to Tenant under the work letter attached to the Lease as Exhibit C (the Work Letter . NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows: 1. Additional Tenant Improvement Allowance. The parties acknowledge that, notwithstanding anything to the contrary contained in the Work Letter, Tenant has elected to use 100% of the Additional Tenant Improvement Allowance. Commencing on the Effective Date, the term Allowance the Warm Shell Allowance, the Additional Tenant Improvement Allowance and the Second Additional Tenant Improvement Allowance (as defined in Section 2 below). 2. Second Additional Tenant Improvement Allowance. In addition to the Tenant Improvement Allowance, the Warm Shell Allowance and the Additional Tenant Improvement Allowance, Landlord Second Additional Tenant Improvement Allowance maximum amount of $23,577,199.00. The parties acknowledge that Tenant has elected to use 100% of the Second Additional Tenant Improvement Allowance. Commencing on the first day of the calendar month immediately following date that Landlord first disburses all or a portion of the Second Additional Tenant Improvement Allowance and continuing thereafter on the first day of each calendar month during the Base Term, Tenant shall pay the amount necessary to fully amortize the Second Additional Tenant Improvement Allowance in equal monthly payments with annual interest at a rate of 9.0% per annum over the Base Term, which interest shall begin to accrue on the date that Landlord first disburses such Second Additional Tenant Improvement Allowance or any portion(s) thereof Additional TI Rent . Tenant acknowledges and agrees that, if the Second Additional Tenant Improvement Allowance is disbursed in more than one disbursement, the amount of Additional TI Rent payable by Tenant pursuant to this Section 2 may be adjusted following Allowance. Any Additional TI Rent remaining unpaid as of the expiration or earlier termination of the Lease shall be paid to Landlord in a lump sum on the expiration or earlier termination of the Lease. Tenant shall have no right to prepay all or any portion of the Additional TI Rent at any time prior to the expiration or earlier termination of the Lease. 3. Allowance Outside Date. For the avoidance of doubt, Tenant acknowledges and agrees that Tenant shall have no right to any portion of the Allowance (including, without limitation, the Second Additional Tenant Improvement Allowance) that is not properly requested pursuant to the terms of Section 6(e) of the Work Letter before October 31, 2023.

2 4. California Accessibility Disclosure. The provisions of Section 41(q) of the Lease are incorporated by reference into this First Amendment. 5. OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control ( OFAC ) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the OFAC Rules ), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules. 6. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, Broker ) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment. 7. Miscellaneous. a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto. b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns. c. This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures. d. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment. [Signatures are on the next page.]

3 IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written. TENANT: ARROWHEAD PHARMACEUTICALS, INC., a Delaware corporation By: /s/ Kenneth Myszkowski Name: Kenneth Myszkowski Its: CFO □ I hereby certify that the signature, name, and title above are my signature, name and title. LANDLORD: ARE-SD REGION NO. 72, LLC, a Delaware Limited Liability Company By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware Limited Partnership, Managing Member By: ARE-QRS CORP., a Maryland corporation, General Partner By: /s/ Gary Dean Name: Gary Dean Its: Executive Vice President - Real Estate Legal Affairs